PROXY

                                FIRSTAR PORTFOLIO
                                       OF
                           MET INVESTORS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                December 11, 2001

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Firstar __________________ Portfolio of Met Investors Series Trust ("Trust") hereby appoints Elizabeth M. Forget, James A. Shepherdson, III, Mark Brandenberger and Nicole Bishop, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Trust to be held on December 11, 2001 at the offices of Met Investors Series Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660 at 10:00 a.m., local time, and at any adjournment thereof ("Meeting"), as follows:

     1. To approve an Agreement and Plan of Reorganization whereby Equity Income Portfolio, a series of First American Insurance Portfolios, Inc., will (i) acquire all of the assets of Firstar __________________ Portfolio, a series of the Trust; and (ii) assume all of the identified liabilities of the Trust's Firstar ______________Portfolio.

            FOR  [      ]      AGAINST  [        ]      ABSTAIN  [         ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                Dated:                              , 2001
                                      ------------------------------

                                MetLife Investors Insurance Company
                                ----------------------------------------------
                                Name of Insurance Company

                                ______________________________________________
                                Name and Title of Authorized Officer

                                ______________________________________________
                                Signature of Authorized Officer

____________________ PORTFOLIO


Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
MetLife Investors Insurance Company
Separate Account One

                    EVERY CONTRACT OWNER'S VOTE IS IMPORTANT!


                    PLEASE SIGN, DATE AND RETURN YOUR VOTING
                               INSTRUCTIONS TODAY!

   VOTING INSTRUCTIONS TO METLIFE INVESTORS INSURANCE COMPANY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF MET INVESTORS SERIES TRUST TO BE HELD ON DECEMBER 11,
  2001 VOTING INSTRUCTIONS SOLICITED ON BEHALF OF METLIFE INVESTORS INSURANCE
                                    COMPANY

   The undersigned hereby instructs MetLife Investors Insurance Company (the "Company") to vote all shares of the Portfolio(s) of Met Investors Series Trust (the "Trust") listed on the reverse side of this card and represented by units held by the undersigned at a special meeting of shareholders of the Trust to be held at 10:00 a.m., local time, on December 11, 2001, at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660 and at any adjournment thereof, as indicated on the reverse side. In its discretion, the Company is authorized to vote upon such other matters as may properly come before the meeting.

         RECEIPT OF THE NOTICE(S) OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT(S), AS APPLICABLE, IS HEREBY ACKNOWLEDGED.

                           VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA FAX: [1-888-796-9932]
                           CONTROL NUMBER:  999 9999 9999 999

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.


                                                Signature


                                                Signature (if held jointly)


                                                Date

                                             (Please see reverse side)

UNITS HELD ON BEHALF OF THE CONTRACT OWNER WILL BE VOTED AS INDICATED BELOW OR FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.


IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE COMPANY SHALL VOTE FOR ALL THE PROPOSALS. IF THIS INSTRUCTION CARD IS NOT RETURNED OR IS RETURNED UNSIGNED, THE COMPANY SHALL VOTE YOUR SHARES IN THE SAME PROPORTION AS IT VOTES THE SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS.


PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.  EXAMPLE:  |X|


PORTFOLIO                                            UNITS
Firstar Balanced
Firstar Equity Income
Firstar Growth & Income Equity



 THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:
                                         ---


         1. To approve an Agreement and Plan of Reorganization whereby Equity Income Portfolio, a series of First American Insurance Portfolios, Inc., will (i) acquire all of the assets of the Portfolio listed below, a series of the Trust, and (ii) assume the identified liabilities of the Trust's Portfolio listed below, substantially as described in the accompanying Prospectus/Proxy Statement.


Mark|_| To Vote All FOR; or |_| To Vote All AGAINST; or |_| To ABSTAIN From Voting For All; or Vote Separately by Portfolio Below.


                               FOR AGAINST ABSTAIN


Firstar Balanced Portfolio                  |_|      |_|      |_|

Firstar Equity Income Portfolio             |_|      |_|      |_|

Firstar Growth & Income Equity Portfolio    |_|      |_|      |_|







  IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING OR FAXING